Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

    We consent to the use of our report dated January 29, 2001, included in the Annual Report on Form 10-K of EarthLink, Inc. for the year ended December 31, 2000, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.

/s/ Ernst & Young LLP

Atlanta, Georgia
August 1, 2001